UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2012

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement

The information provided in Item 2.01 below is incorporated herein by reference.

Item 2.01                                Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 29, 2011, Monarch Growth Inc., a Nevada corporation and wholly-owned subsidiary of Monarch Casino and Resort, Inc., a Nevada corporation (collectively “Monarch”), entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Riviera Operating Corporation, a Nevada corporation (“ROC”), Riviera Holdings Corporation, a Nevada corporation (collectively the “Seller”) and Riviera Black Hawk, Inc., a Colorado corporation (“Riviera Black Hawk”) to acquire all of the issued and outstanding shares of common stock of Riviera Black Hawk (the “Transaction”).  On April 26, 2012, Monarch completed the Transaction and paid an aggregate of approximately $76.0 million in cash, subject to a potential post-closing working capital adjustment.  In order to fund the purchase price and related transactional costs, Monarch borrowed $72.3 million under its previously announced $100.0 million Second Amended and Restated Credit Agreement with Wells Fargo Bank.  A portion of the purchase price was escrowed to secure the Seller’s indemnification obligations under the Purchase Agreement.  No material relationship exists, other than in respect of the Purchase Agreement, between the Seller and Monarch or any of Monarch’s affiliates, directors or officers.

In connection with the closing of the Transaction, Riviera Black Hawk entered into a Trademark and Domain Name License Agreement (the “License Agreement”) with ROC pursuant to which ROC granted to Riviera Black Hawk a license to use certain trademark and domain name rights royalty-free for a transitional period.  The License Agreement prohibits ROC (and its affiliates and licensees) from operating a casino in the state of Colorado using the trademark RIVIERA for a period of three years after the closing.

The foregoing summaries of the Purchase Agreement and the License Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement and the License Agreement, respectively, filed as exhibits hereto and incorporated herein by reference.

On April 26, 2012 Monarch issued a press release announcing the closing under the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 above is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(a)                              Financial statements of business acquired

Any financial statements required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K no later than July 12, 1012.

(b)                             Pro forma financial information

Any pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than July 12, 2012.

(d)                             Exhibits

2.1                           Stock Purchase Agreement, dated as of September 29, 2011, by and among Riviera Operating Corporation, Riviera Holdings Corporation, Riviera Black Hawk, Inc., Monarch Growth Inc. and Monarch Casino & Resort, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed October 4, 2011).  Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

10.1                   Trademark and Domain Name License Agreement, dated as of April 26, 2012, by and between Riviera Operating Corporation and Riviera Black Hawk, Inc.

99.1                   Press Release dated April 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: April 26, 2012	/s/ Ronald Rowan
Ronald Rowan
Chief Financial Officer and Treasurer